EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS
                [LETTERHEAD OF JEWETT, SCHWARTZ, & ASSOCIATES]]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

The Board of Directors
Elderwatch, Inc.
2881 North Pine Island Road
Building 65, Suite 203
Sunrise FL 33322

Dear Sirs:


 We consent to the use in this Registration Statement of Elderwatch, Inc (the "Company") on Form SB-2/A of our report dated March 5, 2004 relating to the Company's financial statements appearing in this Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading "Experts" in this Registration Statement.

Jewett, Schwartz, & Associates
CERTIFIED PUBLIC ACCOUNTANTS

Jewett, Schwartz, & Associates
Hollywood, FL
October 10, 2003